Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 13, 2016, 6:00 a.m. EDT	Contact:	Jack Isselmann, Public Relations Lorie Tekorius, Investor Relations Ph: 503-684-7000

Greenbrier-Astra Rail formed in Europe-based merger between Greenbrier Europe and Astra Rail

~ Advances Greenbrier’s international strategy ~

~ Greater scale in freight rail markets, products and services ~

~ Added capabilities for emerging global markets ~

~ Expected to be accretive to earnings per share during fiscal 2017 ~

Lake Oswego, Oregon, October 13, 2016 – The Greenbrier Companies, Inc. (NYSE: GBX) and Astra Rail Management GmbH today announced plans to form a new company, Greenbrier-Astra Rail, that will create an end-to-end, Europe-based freight railcar manufacturing, engineering and repair business. The combined enterprise will be formed between Greenbrier’s European operations headquartered in Swidnica, Poland and Astra Rail based in Germany and Arad, Romania. It will be led by an experienced Europe-based management team from both companies. Greenbrier-Astra Rail will offer manufacturing and service capability in Europe with greater scale and efficiency for current customers. It also provides the opportunity to pursue growth in railcar markets in the Gulf Cooperation Council (GCC) nations and Eurasia. As partial consideration for its majority interest, Greenbrier will pay Astra Rail €30 million at closing and €30 million 12 months after closing. Greenbrier expects the transaction to be accretive to earnings per share by the end of fiscal year 2017.

Greenbrier-Astra Rail will be controlled by Greenbrier with an approximate 75% interest. Astra Rail’s Chairman Thomas Manns will own the remainder of the new company. In addition to his ownership stake, Manns will become Chairman of the Supervisory Board of Greenbrier-Astra Rail and will lead the new company’s commercial operations, working closely with its Management Board and Jim Cowan, President of Greenbrier International. Also serving on the Supervisory Board will be Bill Furman, Chairman and CEO of Greenbrier; Alejandro Centurion, President of Greenbrier Global Manufacturing Operations; and Cowan. Daily operations will be led by a Management Board including Bernd Böse, CEO of Astra Rail, who will become CEO and President, and Bogdan Lesnianski, CFO and the head of Greenbrier’s Wagony Swidnica operations, who will become CFO. The leadership team has decades of experience in railcar markets throughout Eastern and Western Europe, as well as experience in emerging markets around the world.

Greenbrier-Astra Rail will include all European operations of Greenbrier and Astra Rail. Currently, Greenbrier and Astra Rail each operate three locations performing new railcar manufacturing, engineering and repair services. Greenbrier’s sites are in Poland and Astra Rail’s sites are in Romania. Greenbrier also maintains a sales office in Germany. Additionally, Astra Rail performs railcar design at a facility in Slovakia. Contracts with GCC-based customers for US-style freight railcars will continue to be designed and manufactured under the direction of Greenbrier’s senior US manufacturing team.

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Greenbrier and Astra Rail Announce Formation of Greenbrier-Astra Rail (Cont.)	Page 2

The new company will offer premier freight railcar sales, manufacturing and repair operations on the European continent. The railcar fleet in Western Europe is aging, with an average age of 25 years. This replacement demand, combined with anticipated growth in Europe and opportunities in nearby emerging markets, positions Greenbrier-Astra Rail for success.

Furman said, “Greenbrier is committed to pursuing strategic opportunities for growth afforded by shifts in global demand for railcars. Greenbrier-Astra Rail extends our core competency in freight railcar building, aftermarket services and engineering for all railroad gauges, with a network spanning from North and South America to all of Western Europe, the GCC and Eurasia. This will be a significant and positive step in our strategy for diversification, and Astra Rail is a great partner. They bring new products to us as we do to them, and our present businesses are not directly competitive. Combining the Greenbrier Europe operations with Astra Rail’s manufacturing and design capabilities and strong management team will be a benefit to our shared European railcar customers by creating a more efficient and responsive manufacturer that offers a broad range of products. The combined enterprise will bring increased scale in Europe. Importantly, it also will bring the capability to serve new global markets in places of increasing demand.”

Furman continued, “Coupled with our investments in Saudi Arabia, Brazil and Mexico, Greenbrier has grown its international footprint and created a global network. We are capable of supporting many markets from our global facilities, including an expanded platform in Europe, as we engage developing markets in the GCC, Africa and Eurasia. We believe there are significant future opportunities in international markets. Our integrated business model ensures we are well positioned to help customers globally with rail solutions.”

Commenting on the formation of Greenbrier-Astra Rail, Manns said, “By combining the European operations of Greenbrier and Astra Rail, we will create a company that will be stronger and more able to pursue future growth opportunities in the European region and beyond. This combination will expand our base of executive talent and will grow our engineering and technical resources for the support and development of freight railcar manufacturing and services throughout the world. I look forward to leading the team to future success, along with Bernd Böse and Bogdan Lesnianski, as well as fellow Greenbrier-Astra Rail Directors Bill Furman, Alejandro Centurion, and Jim Cowan.”

Greenbrier-Astra Rail will be headquartered in the Netherlands and will have principal operations in Poland and Romania. Greenbrier-Astra Rail will have nearly 4,000 employees and 6 production and repair facilities across Europe.

Closing of the transaction is contingent on, among other conditions, achieving antitrust approval in certain EU countries.

About Greenbrier

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in manufacturing facilities in the U.S., Mexico and Poland and marine barges at our U.S. manufacturing facility. Greenbrier sells reconditioned wheel sets and provides wheel services at locations throughout the U.S. We recondition, manufacture and sell railcar parts at various U.S. sites. Through GBW Railcar Services, LLC, a 50/50 joint venture with Watco Companies, LLC, freight cars are repaired and refurbished

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at over 30 locations across North America, including more than 10 tank car repair and maintenance facilities certified by the Association of American Railroads. Greenbrier owns a lease fleet of over 9,000 railcars and performs management services for over 268,000 railcars.

About Astra Rail

In 1998, Thomas Manns, at the young age of 21, stepped in to run his family’s business of commercial vehicle rentals upon the death of his father. He built that company into a major force in Western and Eastern European markets. After selling the business in 2008, Mr. Manns entered the real estate business in Eastern Europe and Germany. In 2012, he purchased Astra Rail properties and together with Mr. Bernd Böse, who runs the operative business of Astra Rail, built the multi-plant business into a highly profitable operation with three manufacturing, engineering and repair factories in Arad, Severin and Caracal, Romania over the course of a few short years.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to adjust manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, changes in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards are not indicative of our financial results; inability to convert backlog of railcar orders and obtain and execute lease syndication commitments; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward- looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

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